UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2018

Commission File Number 1-13610

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following  provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07                Submission of Matters of a Vote of Security Holders

The Annual Meeting of Stockholders was held on May 3, 2018.  A total of 43,587,279 shares were voted in person or by proxy, representing 99.55% of the shares entitled to be voted. The following are the final voting results on proposals considered and voted upon at the Annual Meeting, all of which are described in the Proxy Statement.

1.              Election of Directors

	For	Withheld	Broker Non-Votes
Douglas Bech	42,322,555	135,946	1,132,040
Robert Cresci	42,253,528	204,973	1,132,040
Kelly Eppich	42,025,986	432,515	1,132,040
Frank Golay, Jr.	42,323,314	135,187	1,132,040
Shaul Kuba	42,026,197	432,304	1,132,040
Richard Ressler	42,025,563	432,938	1,132,040
Avraham Shemesh	42,025,858	432,643	1,132,040

The directors will continue to serve as directors until such time as their successors are duly elected and qualified.

2.              Ratification of the selection of BDO USA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	43,551,993
Against	22,388
Abstentions	16,160
Broker Non-Votes	0

The foregoing proposal was approved.

3.              Approval of executive compensation by a non-binding advisory vote.

For	41,858,380
Against	585,915
Abstentions	14,206

The foregoing proposal was approved.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 8, 2018

CIM COMMERCIAL TRUST CORPORATION

By:	/s/ David Thompson
David Thompson, Chief Financial Officer

3